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                                                                   Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 333-38510 and 333-76155 of Virginia Electric and Power Company on Form S-3 of our reports dated January 25, 2001, appearing in this Annual Report on Form 10-K of Virginia Electric and Power Company for the year ended December 31, 2000.


DELOITTE & TOUCHE LLP


Richmond, Virginia

March 16, 2001